EXHIBIT 21

SUBSIDIARIES OF ICONIX BRAND GROUP, INC

Bright Star Footwear LLC
a New Jersey limited liability company

Badgley Mischka Licensing LLC
a Delaware limited liability company

IP Holdings and Management Corporation
a Delaware corporation

IP Holdings LLC
a Delaware limited liability company

IP Management LLC
a Delaware limited liability company

Licensing Acquisition Corp.
a Delaware corporation

Michael Caruso & Co., Inc.
a California corporation

Naxford Trading S.A. (inactive)
a Uruguay corporation

Ponca, Ltd. (inactive)
a Hong Kong corporation

Showroom Holding Co., Inc.
a New York corporation

Unzipped Apparel LLC
a Delaware limited liability company

Yulong Company Limited (inactive)
a British Virgin Islands corporation

Mossimo Holdings LLC
a Delaware limited liability company

Mossimo, Inc.
a Delaware corporation

Mossimo Management LLC
a Delaware limited liability company

OP Holdings LLC
a Delaware limited liability company

OP Holdings and Management Corporation
a Delaware corporation

Studio IP Holdings LLC
a Delaware limited liability company

Studio Holdings and Management Corporation
a Delaware corporation

Official Pillowtex LLC
a Delaware limited liability company

Pillowtex Holdings and Management LLC
a Delaware corporation

Icon JV Holdings LLC
a Delaware corporation

IP Holdings Unltd LLC
a Delaware corporation